Exhibit 99.1

Vision Sensing Acquisition Corp.

Announces Receipt of a Deficiency Notice from Nasdaq

for Failure to Timely File its 1st Quarter 2024 Form 10-Q

and Announces the Filing of the Form 10-Q

New York, NY – Tuesday, June 4, 2024 — Vision Sensing Acquisition Corp. (NASDAQ: VSACU, VSAC, VSACW) (the “Company”) a special purpose acquisition company, announced today that on May 30, 2024, the Company received a written notice (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) indicating that since the Company has not yet filed its Form 10-Q for the period ended March 31, 2024, the Company is no longer in compliance with Listing Rule 5250(c)(1) (the “Rule”), which requires the Company to timely file all required periodic financial reports with the Securities and Exchange Commission. The Notice is only a notification of a deficiency and not a notification of imminent delisting. The Notice does not have a current effect on the listing or trading of the Company’s securities on the Nasdaq Global Market.

The Notice states that the Company, pursuant to the listing rules, has 60 calendar days to submit a plan to regain compliance. The Company intends to submit a plan to regain compliance with Listing Rule 5250(c)(1) within the required timeframe. If Nasdaq accepts the Company’s plan, Nasdaq may grant the Company an extension of up to 180 calendar days from the date of the Notice, or until November 18, 2024, to regain compliance with the Rule. If Nasdaq does not accept the Company’s plan, the Company will have the opportunity to appeal the decision in front of a Nasdaq Hearings Panel.

The Company filed today its Form 10-Q for the period ended March 31, 2024.

About Vision Sensing Acquisition Corp.

Vision Sensing Acquisition Corp. (“VSAC”) is a Special Purpose Acquisition Company (“SPAC”) that has been established to focus on the acquisition of vision sensing technologies (“VST”) including hardware solutions (chips / modules / systems), related application software, artificial intelligence and other peripheral technologies that assist to integrate and/or supplement VST applications. For more information visit www.vision-sensing.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. VSAC’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “might” and “continues,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, risks and uncertainties described in reports and other public filings with the SEC by VSAC, including VSAC’s Form 10-K for the year ended December 31, 2022 as filed with the SEC on March 24, 2023 and its most recent Forms 10-Q, as filed with the SEC on May 15, 2023 and August 28, 2023. These risk factors are not exclusive. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. There may be additional risks that VSAC does presently know, or that VSAC currently believes are immaterial, that could cause actual results to differ from those contained in the forward-looking statements. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. These forward-looking statements should not be relied upon as representing VSAC’s assessments as of any date subsequent to the date of this press release. VSAC undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made except as required by law or applicable regulation.

Investor Relations Contact:

Chris Tyson

MZ North America

VSAC@mzgroup.us

949-491-8235